    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                SEPTEMBER 1, 1997



                             DOUBLETREE CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                     0-24392                  86 0762415
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)



           410 NORTH 44TH STREET                                   85008
                 SUITE 700                                       (Zip Code)
             PHOENIX, ARIZONA
(Address of principal executive offices)


                                 (602) 220-6666
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. Other Events

               On September 1, 1997, Doubletree Corporation ("Doubletree") Promus Hotel Corporation ("Promus"), and Parent Holding Corp., a newly-formed corporation jointly owned by Doubletree and Promus ("Parent"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Parent will form two subsidiaries that will merge with and into Promus and Doubletree such that Promus and Doubletree become wholly-owned subsidiaries of Parent (the "Mergers"). Pursuant to the Merger Agreement, upon the effectiveness of the Mergers, (i) each outstanding share of Common Stock, par value $.10 per share, of Promus will be converted into the right to receive 0.925 shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock"), and
(ii) each outstanding share of Common Stock, par value $.01 per share, of Doubletree will be converted into the right to receive one share of Parent Common Stock. Consummation of the Mergers is subject to the satisfaction or waiver by the parties of certain conditions, including the receipt of regulatory approvals and approvals by the stockholders of Promus and Doubletree.

               In connection with the Merger Agreement, Promus and Doubletree also have entered into (i) a Stock Option Agreement pursuant to which Promus granted to Doubletree an option to purchase up to 19.9% of the outstanding common stock of Promus under certain circumstances and (ii) a Stock Option Agreement pursuant to which Doubletree has granted to Promus an option to purchase up to 19.9% of the outstanding common stock of Doubletree under certain circumstances (together, the "Stock Option Agreements"). In addition, certain stockholders of Doubletree holding over 39% of the outstanding common stock of Doubletree have entered into a stockholder support agreement with Promus (the "Stockholder Support Agreement"), pursuant to which such stockholders agreed to vote their shares in favor of the adoption of the Merger Agreement and approval of the Doubletree Merger, subject to certain conditions.

               On September 2, 1997, Promus and Doubletree issued a joint press release announcing the execution of the Merger Agreement. The Merger Agreement, the Stock Option Agreements, the Stockholder Support Agreement and the press release are filed as exhibits hereto and are incorporated by reference herein.

               Doubletree has also adopted a Stockholder Rights Plan pursuant to which it will distribute one Preferred Stock Purchase Right with respect to each outstanding share of its Common Stock outstanding as of the close of business on September 11, 1997, and each additional such share issued thereafter until the earlier of the Distribution Date under the rights Agreement or the date on which the Rights expire or are redeemed. The Rights will expire immediately prior to the Effective Time or the transactions contemplated by the above-mentioned agreement with Promus, or, if the transactions are not consummated then on September 1, 2007, unless extended by Doubletree. The Rights will not be exercisable except on the occurrence of certain events described in the Rights Agreement. When exercisable, under certain circumstances, each Right, for an exercise price of $180 per share, will entitle the holder to purchase shares of Doubletree's Common Stock (or other shares, securities or property, as the case may be, of equivalent value) having a value equal to two times such exercise price. The Rights will be redeemable at $0.01 per Right. Copies of the Rights Agreement and the press release announcing adoption of the Stockholder Rights Plan are filed herewith as exhibits and are incorporated by reference herein.


  ITEM 7.      Financial Statements and Exhibits


    (c)   Exhibits.

     2.1* Agreement and Plan of Merger, dated as of September 1, 1997, by and among Doubletree Corporation, Promus Hotel Corporation and Parent
          Holding Corp.

     4.1* Rights Agreement, dated as of September 1, 1997, between Doubletree
          Corporation and Harris Trust Company of California, as Rights Agent.
          The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the Summary of Rights as Exhibit B and the Form of Rights Certificate as Exhibit C.

    10.1* Stock Option Agreement (Doubletree), dated as of September 1, 1997, by and between Doubletree Corporation and Promus Hotel Corporation.

    10.2* Stock Option Agreement (Promus), dated as of September 1, 1997, by and between Promus Hotel Corporation and Doubletree Corporation.

    10.3* Stockholder Support Agreement, dated as of September 1, 1997, by and among certain stockholders of Doubletree, to and for the benefit of Promus.

    99.1* Joint Press Release, dated September 2, 1997, issued by Promus Hotel
          Corporation and Doubletree Corporation.

    99.2* Press Release, dated September 2, 1997, issued by Doubletree
          Corporation relating to the Stockholder Rights Plan.

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* Previously filed.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOUBLETREE CORPORATION


                                   /s/ DAVID STIVERS
                                   -------------------------------------------
                                   David Stivers
                                   Senior Vice President and
                                   General Counsel

Dated:  September 9, 1997